Exhibit 99.2

ALLOS THERAPEUTICS REPORTS
2004 FINANCIAL RESULTS

Westminster, Colo., March 3, 2005 – Allos Therapeutics, Inc. (NASDAQ: ALTH) today reported financial results for the quarter and year ended December 31, 2004. For the quarter ended December 31, 2004, the Company reported a net loss of $5.0 million, or $(0.16) per share. This compares to net income of $791,000, or $0.03 per share, for the fourth quarter of 2003, which included a one-time gain on settlement claims of $5.1 million.

For the year ended December 31, 2004, the Company reported a net loss of $21.8 million, or $(0.70) per share, compared to a net loss of $23.1 million, or $(0.87) per share, for 2003.

Cash, cash equivalents and investments in marketable securities as of December 31, 2004 were $23.8 million.

Separately, on March 3, 2005, the Company issued a press release (the “Financing Release“) announcing that it had entered into a definitive securities purchase agreement with Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (“Warburg Pincus“), for the sale of $50 million of the Company’s exchangeable preferred stock.  Please see the Financing Release for additional information.

Product Portfolio Update:

EFAPROXYN™:

•                  ENRICH, the Company’s Phase 3 study of the radiation sensitizer EFAPROXYN in patients with brain metastases originating from breast cancer, continues to progress in line with expectations. To date, 80 percent of committed North American trial sites are open for enrollment, with the remaining centers expected to open by June 2005. In January, the Company reported expansion of the ENRICH study into Europe. The Company expects that all planned investigative sites will initiate by June 2005.

•                  The Marketing Authorization Application (MAA) for EFAPROXYN, filed in June 2004, remains under review by the European Medicines Agency.  In October 2004, the Company received the 120-day list of questions relating to the MAA, to which it must respond by April 2005.

PDX:

•                  In January 2005, the Company initiated patient enrollment in a Phase 1 dose escalation study of PDX with vitamin B12 and folic acid supplementation in patients with Stage IIIB-IV non-small cell lung cancer. This open-label, non-randomized study will seek to enroll one to six patients per treatment level cohort who have received one prior chemotherapy regimen and may or may not have received an EGFR Kinase inhibitor.

RH1:

•                  In December 2004, the Company in-licensed RH1, a targeted prodrug that is bioactivated by the enzyme DT-diaphorase, which is over-expressed in lung, colon, breast and liver tumors. RH1 is currently being evaluated in an open label Phase 1 dose escalation study at two medical centers in the UK in patients with advanced solid tumors who are refractory to other chemotherapy regimens. Recruitment for the trial began in September 2003 and is expected to complete in the second half of 2005.

Conference Call

The Company will host a conference call to review its 2004 results and discuss the Warburg Pincus financing on Thursday, March 3, 2005, at 11 AM ET. The dial in number for U.S. residents to participate is 877-407-9210. International callers should dial +1-201-689-8049. Participants should reference the Allos Therapeutics conference call.

Conference Call Replay

An audio replay of the conference call will be available from 2 PM ET on Thursday, March 3, 2005, until 11:59 PM ET on Thursday, March 10, 2005. To access the replay, please dial 877-660-6853 (domestic) or +1-201-612-7415 (international); Replay pass codes (both required for playback): account #: 286, conference ID #: 140780.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. is a biopharmaceutical company focused on developing and commercializing innovative drugs for improving cancer treatments. The company’s lead clinical candidate, EFAPROXYN, is a synthetic small molecule that has the potential to sensitize hypoxic (oxygen deprived) tumor tissues and enhance the efficacy of standard radiation therapy. In addition, Allos is developing PDX (pralatrexate), a novel small molecule cytotoxic injectable antifolate (DHFR inhibitor) intended to treat non-small cell lung cancer, mesothelioma and non-Hodgkin’s lymphoma, as well as RH1, a targeted cytotoxic prodrug under investigation in patients with advanced solid tumors. For more information, please visit the company’s web site at: www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning our projected timelines for initiation of investigative sites and completion of enrollment in our clinical trials, the potential safety and efficacy of EFAPROXYN, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,“ “will,“ “should,“ “expects,“ “intends,“ “plans,“ anticipates,“ “believes,“ “estimates,“ “predicts,“ “projects,“ “potential,“ “continue,“ and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: risks that we may experience delays in our clinical trials; and risks that EFAPROXYN, PDX or RH1 may not prove to be safe or efficacious.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors“ section of the Company‘s Annual Report on Form 10-K for the year ended December 31, 2003, as amended, and in the Company‘s other periodic reports and filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

# # #

Contact:

Jennifer Neiman

Corporate Communications Manager

720-540-5227

 jneiman@allos.com

(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands ~ except share and per share information)

(unaudited)

	Three-months ended December 31,		Year ended December 31,
	2003	2004	2003	2004

Operating expenses:
Research and development	$1,842	$2,521	$11,957	$10,158
Clinical manufacturing	598	390	7,252	2,979
Marketing, general and administrative	2,039	2,204	9,378	9,194
Restructuring costs	—	—	638	—

Total operating expenses	4,479	5,115	29,225	22,331

Loss from operations	(4,479)	(5,115)	(29,225)	(22,331)
Gain on settlement claims	5,110	—	5,110	—
Interest and other income, net	160	129	988	494

Net income (loss)	$791	$(4,986)	$(23,127)	$(21,837)

Basic and diluted net income (loss) per share	$0.03	$(0.16)	$(0.87)	$(0.70)
Weighted average common shares:
Basic	28,275,497	31,153,731	26,493,861	31,139,192
Weighted average common shares:
Diluted	28,807,281	31,153,731	26,493,861	31,139,192

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2003	December 31, 2004

ASSETS
Cash, cash equivalents and investments in marketable securities	$45,047	$23,849
Other assets	1,671	1,344
Property, equipment and leasehold improvements, net	1,456	980
Total assets	$48,174	$26,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$2,763	$2,310
Stockholders’ equity	45,411	23,863
Total liabilities and stockholders’ equity	$48,174	$26,173